UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): May 1, 2006



                             Medis Technologies Ltd.
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-30391                   13-3669062
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                805 Third Avenue
                            New York, New York 10022
                    (Address of principal executive offices)


                  Registrant's telephone number: (212) 935-8484


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

     As of May 1, 2006, our wholly-owned subsidiary, More Energy Ltd., entered into a joint Business Cooperation and Distribution Agreement (the "Agreement") with Oy Hydrocell Ltd. ("Hydrocell"), a leading European fuel cell developer. Hydrocell, a privately-held Finnish company, possesses highly advanced technology and "know how" to manufacture and use gel electrolyte in fuel cell products and is developing fuel cells with 20 Watt capacity and greater.

     The Agreement provides for three areas of cooperation between the two companies. First, both companies will jointly seek to develop a new gel electrolyte material which may be used as the electrolyte in our future fuel cell products. The electrolyte separates the anode and cathode electrodes and allows for hydroxide ion activity. Development of a successful gel electrolyte offers us the potential of reducing the size of our products while providing even greater energy density and improved efficiency. Such a gel electrolyte would simplify the assembly process of our products and thereby lower the cost of future generation products. And it would allow us to implement a simpler and lower cost cartridge system for future multiple use fuel cell products. Although we have separately been pursuing a gel electrolyte based design, including filing certain patents in this area, the combined capabilities of both companies is expected to accelerate the development. Under the Agreement, we will have the exclusive right to use the gel in alkaline fuel cell products which provide under 30 watts of power or use borohydride as a fuel component. The Agreement calls for us to pay Hydrocell a total of $200,000 over two years for these rights. The Agreement also provides that we will purchase the gel from Hydrocell or pay it prescribed royalty amounts if we decide to manufacture the gel itself or have it made by some other entity.

     We and Hydrocell have also agreed to pursue joint development of a particular line of products which would seek to leverage the advantages of the parties' respective technologies. These products would have a performance envelope between 20 Watts and 200 Watts and will be developed for applications in military programs, automotive uses, and stationary power systems. Each party will retain the right to continue autonomous product development activities based exclusively on its own technologies.

     Finally, we were granted the exclusive distribution rights to the Hydrocell products for certain key military markets (including the USA and Israel) for an initial term of 3 years with a 3-year extension based on sales performance. This provision will allow us the opportunity to add to our own military product line a family of products developed by Hydrocell for certain higher power applications which will not compete with our existing product offerings.

     On May 5, 2006, we issued a press release announcing the joint Business Cooperation and Distribution Agreement between More Energy, Ltd. and Hydrocell. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Shell Company Transactions - None

(d)  Exhibits:


    Exhibit No.     Description
    -----------     -----------

      10.1 Business Cooperation and Distribution Agreement, dated as of May 1, 2006, between More Energy Ltd. and Oy Hydrocell Ltd.

      99.1          Press release issued by us on May 5, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2006


                                        MEDIS TECHNOLOGIES LTD.



                                        By:   /s/ Howard Weingrow
                                            ------------------------------
                                            Name:  Howard Weingrow
                                            Title: Deputy Chairman and
                                                   Chief Operating Officer